SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 March 15, 2005

                Date of Report (Date of earliest event reported)

                           Marlton Technologies, Inc.
             (Exact name of registrant as specified in its charter)

 Pennsylvania                        1-7708                    22-18225970
 ------------                        ------                    -----------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
Incorporation)

         2828 Charter Road
          Philadelphia, PA                                        19154
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (215) 676-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement

      The information set forth under item 2.01 is hereby incorporated by reference herein to the extent necessary to respond to item 1.01.

Section 2 - Financial Information.

Item 2.01. Completion of Acquisition or Disposition of Assets

      Background

      On March 15, 2005, our subsidiary, Sparks Exhibits & Environments Corp. ("Sparks"), pursuant to an asset purchase agreement dated as of January 12, 2005 by and among Sparks, Showtime Enterprises, Inc. and its subsidiary, Showtime Enterprises West, Inc. (collectively, "Showtime"), as amended from time to time (the "Agreement"), acquired substantially all of the assets and assumed specified liabilities of Showtime. Showtime had, on January 12, 2005, filed a Chapter 11 bankruptcy petition in the United States Court for the District of New Jersey (Camden Vicinage) (Case Nos. 05-11089 and 05-11090). Showtime designs, markets and produces trade show exhibits, point of purchase displays, museums and premium incentive plans.

      The following summary is qualified in its entirety by reference to the Transaction documents. The term "Transaction" as used herein refers to the transactions and agreements described herein.

      Purchase Price

      The purchase price paid by Sparks pursuant to the Agreement consisted of
(i) approximately $2.1 million in cash, (ii) the assumption of approximately $580,000 of indebtedness payable to the United States Small Business Administration, (iii) the assumption of specified contractual obligations and
(iv) the assumption of $4.65 million in principal amount of Showtime's senior subordinated debentures (the "Showtime Debentures"), which, as indicated below, were acquired by Sparks. See "Acquisition of Showtime Debentures."

         The indebtedness payable to the Small Business Administration is unsecured and is payable in equal monthly principal and interest (4% per year) installments of $12,456 through April 23, 2009 (subject to (a) acceleration upon the occurrence of specified events of default, including without limitation, failure to comply with the governing loan document, pay taxes when due, a change in control or the belief by the noteholder that either (i) an adverse change in financial condition or business operations or (ii) the commencement of civil or criminal proceedings, materially affects the repayment of such indebtedness and
(b) an accelerated prepayment schedule based on the borrower's after tax net income). Spark's obligation with respect to this indebtedness is guaranteed by Marlton.


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      The material contractual and other obligations assumed by Sparks pursuant to the Agreement include:

      o a lease for a 50,000 square foot facility in Las Vegas, Nevada, with a base monthly rent of approximately $20,550 (subject to annual 2.5% increases) expiring in April 2010, subject to earlier termination in April 2007 upon Spark's payment of a one-time termination fee of approximately $25,200 or by the landlord upon the occurrence of specified events of default, including without limitation, breach of the lease covenants or commencement of bankruptcy or similar proceedings, and

      o leases for computer and related equipment expiring from April 2005 through April 2008 with the obligations thereunder less than $100,000 in the aggregate.

      Employment Arrangements with Former Showtime Principals and Additional Payment to Unsecured Creditors

      Sparks entered employment agreements with David Sudjian and Harold Jensen, former principals of Showtime, pursuant to which they will be employed as Executive Vice Presidents through March 2009, subject to earlier termination as a result of, among other things, death, disability, material breach of the employment agreement, conviction of certain crimes or willful failure to perform applicable duties. Messrs. Sudjian and Jensen are each entitled to, among other things, (i) annual base salaries of $250,000 and $185,000, respectively, (ii) bonuses based on a percentage of revenues (ranging from 0.75% for revenues of up to $15 million increasing (but not ratably) to 1.5% for revenues exceeding $25 million) generated by Showtime's customers and account executives acquired pursuant to the Agreement (collectively, the "Showtime Customers"), subject to reduction by approximately $42,000 in each of the second through fourth years of the term thereof and (iii) options exercisable through 2011 (subject to earlier termination upon termination of employment) to acquire up to 500,000 shares of Marlton common stock at an exercise price of $1.31 per share.

      For each of Messrs. Sudjian and Jensen, options to acquire 100,000 shares vest in March 2006 based on continued employment through such date and the balance of these options vest, subject to acceleration upon a change in control, in each of 2006 through 2009, if the annual revenue (the "Showtime Annual Revenue") generated by Showtime Customers attains certain thresholds in such year. Specifically, options to acquire 50,000 shares vest in each such year if the Showtime Annual Revenue is $12.5 million increasing ratably to the vesting of options to acquire 100,000 shares in each such year if the Showtime Annual Revenue is $25 million. The issuance of these options is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to, among other things (i) Section 4(2) thereunder inasmuch as there are only two recipients of such securities and such recipients are financially sophisticated and (ii) an issuance not involving the sale of securities.


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      Messrs. Sudjian and Jensen agreed, in connection with the Transactions, to pay Showtime's unsecured creditors an aggregate of $37,500. Sparks satisfied this obligation on their behalf and Messrs. Sudjian and Jensen agreed to repay Sparks in twelve equal quarterly installments commencing June 30, 2005 (such repayment to be accelerated upon termination of their employment with Sparks), together with interest payable on a quarterly basis at the applicable federal rate.

      Acquisition of Showtime Debentures

      Contemporaneously with the closing of the transactions contemplated by the Agreement, Sparks acquired the Showtime Debentures from two accredited investors (the "Investors") in consideration of an aggregate of

      o $387,500 in cash (net of $12,500 Sparks paid in satisfaction of the Investors' obligation to pay the corresponding amount to Showtime's unsecured creditors),

      o $400,000 in principal amount of notes bearing interest, payable monthly in arrears, at the rate of 6% per year, and maturing on March 15, 2009 (subject to acceleration upon the occurrence of specified events of default, including without limitation, defaults thereunder, the sale of substantially all of Sparks' assets or its liquidation and Sparks' entry into certain transactions which, in the noteholders' opinion, result in a material change in Sparks' financial condition or management),

      o one percent of the sales originating from the Showtime Customers in each of 2006 through 2009, payable annually in arrears, and

      o warrants exercisable through March 2012 to acquire an aggregate of 600,000 shares of Marlton's common stock, of which warrants to acquire 500,000 shares are exercisable at $0.98 per share and warrants to acquire 100,000 shares are exercisable at $1.48 per share. The issuance of these warrants is exempt from the registration requirements of the Act pursuant to, among other things, Section 4(2) thereof, as there are only two recipients of these warrants and each is an accredited investor.

      Financing Arrangements with General Electric Capital Corporation

      To facilitate the Transactions, Sparks, effective as of March 2005, entered into a consent and second amendment to its loan and security agreement with General Electric and borrowed $1 million pursuant to a term note and $2.58 million pursuant to a revolving line of credit. This financing arrangement, as so amended,


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      o     provides for borrowing capacity of up to $15 million based on a percentage of eligible accounts receivable and inventories, and this amendment increased maximum amounts of borrowing capacity for certain classes of inventory,

      o is secured by the assets of all of Marlton's wholly owned subsidiaries,

      o bear interest based on the sum of (i) the 30-day dealer placed commercial paper rate (the "Index Rate") and (ii) from 3.0% up to 4.5%, depending on the fixed charge coverage ratio,

      o limits Marlton'sand its subsidiaries ability to pay dividends, and mandates compliance with specified financial and other covenants (e.g., fixed charge coverage ratio not to be less than 1.25:1 and maximum cash capital expenditures not to exceed $1.25 million in 2005 and in 2006),

      o with respect to the $1 million term note, bears interest, payable monthly at the Index Rate plus 3.75%, and amortizes in equal monthly principal installments of $25,000 payable monthly beginning April 2005, with a balloon payment of $725,000 on March 1, 2006 and

      o expires on February 6, 2008 (other than the term loan which matures on March 1, 2006), subject to acceleration upon specified events of default, including without limitation, the breach of specified representations covenants, defaults with respect to specified contractual obligations, the commencement of bankruptcy or similar proceedings, the entry of judgment in excess of specified amounts, a change of control or the occurrence of other events that have a material adverse effect.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

      The information set forth under item 2.01 is hereby incorporated by reference herein to the extent necessary to respond to item 2.03.

Section 3 - Securities and Trading Markets.

Item 3.02. Unregistered Sales of Equity Securities.

      The information set forth under Item 2.01 is hereby incorporated by reference herein to the extent necessary to respond to item 3.02.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits


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      (a) Financial statements of businesses acquired.

            The financial statements of the businesses acquired called for by this item will, if required, be filed by amendment to this report by May 31, 2005.

      (b) Pro forma financial information.

            The pro forma financial information of the businesses called for by this item will, if required, be filed by amendment to this report by May 31, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Marlton Technologies, Inc.


                                        By: /s/ Robert B. Ginsburg
                                           -------------------------------------
                                           Robert B. Ginsburg,
                                           President and Chief Executive Officer

Dated: March 21, 2005